UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 26, 2015 (January 24, 2015)

Breitburn Energy Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Member of the Audit Committee

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by Breitburn Energy Partners LP (the “Company”) on November 24, 2014 in connection with the election of Mr. Donald D. Wolf as a member of the board of directors (the “Board of Directors”) of Breitburn GP LLC.

This Amendment No. 1 is being filed to report that on January 24, 2015, the Board of Directors appointed Mr. Wolf to serve as a member of the Audit Committee of the Board of Directors (“Audit Committee”) effective immediately. Mr. Wolf will be compensated for his services as a director and as a member of the Audit Committee consistent with the Company’s compensation policies for its non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS LP
By: Breitburn GP LLC, its general partner

By:	/s/ Gregory C. Brown
Gregory C. Brown Executive Vice President, General Counsel and Chief Administrative Officer

Date: January 26, 2015